
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                       4,962,880
<SECURITIES>                                39,681,140
<RECEIVABLES>                                   24,706
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              45,161,862<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                45,161,862<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,328,247<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               609,031
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                717,732<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            717,732<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   717,732<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $1,342,982 and unrealized loss on Zero-Coupon U.S. Treasury Securities of $849,846.
<F2>Liabilities include redemptions payable of $2,607,495, accrued brokerage fee of $152,903, accrued administrative expenses of $140,720, and accrued management fee of $38,226.
<F3>Total revenue includes realized trading revenue of $(424,587), net change in unrealized of $962,246, interest income of $622,044 and change in valuation of Yield Pool of $168,544.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $1,484.

